Exhibit 99.1

Care.com Announces Fourth Quarter and Fiscal Year 2018 Financial Results
Highlights Consistent Growth and Profitability

Waltham, MA - March 7, 2019 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today is announcing financial results for the fourth quarter and full year ended December 29, 2018.
"2018 was a strong year for Care.com, as we continued to drive profitable growth while investing in our mobile-first consumer platform and our enterprise Care@Work business," said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com.  "It was another year of continuous topline growth and net income.  We also saw expansion in EBITDA margin and a $25.8M increase in cash and short-term investments.  As we look ahead, we believe that the building blocks that we put in place in 2018, along with incremental investments we have planned for 2019, will enable us to accelerate top-line growth while maintaining healthy margins."

Financial Results

•
Revenue for the fourth quarter of 2018 was $49.8 million, an increase of 13% from $44.2 million in the fourth quarter of 2017. Revenue for fiscal 2018 was $192.3 million, an increase of 10% from $174.1 million in fiscal 2017.

◦
Revenue attributable to the US Consumer offering totaled $37.7 million in the fourth quarter of 2018, an increase of 11% from $34.0 million in the fourth quarter of 2017. For the fiscal year, revenue attributable to the US Consumer offering totaled $148.8 million, an increase of 8% from $137.9 million in fiscal 2017.

◦
Revenue attributable to our Other businesses totaled $12.1 million in the fourth quarter of 2018, an increase of 18% from $10.2 million in the fourth quarter of 2017. For the fiscal year, revenue attributable to Other businesses totaled $43.5 million, an increase of 20% from $36.2 million in 2017.

•
Net income was $48.5 million in the fourth quarter of 2018 compared to $7.9 million in the fourth quarter of 2017, an increase of $40.6 million. Net income for fiscal 2018 was $52.9 million, compared to $10.7 million in fiscal 2017, an increase of $42.2 million. For both the quarter and the fiscal year the significant increase was primarily attributable to the reversal of the Company’s valuation allowance related to certain net operating losses and deferred tax assets that are now expected to be realized.

•
Adjusted EBITDA was $12.7 million in the fourth quarter of 2018, compared to $11.4 million in the fourth quarter of 2017, an improvement of $1.3 million. Adjusted EBITDA for fiscal 2018 was $32.2 million, compared to $23.3 million in fiscal 2017, an increase of $8.9 million.

•
GAAP EPS (Diluted) was $1.23 in the fourth quarter of 2018, compared to $0.19 in the fourth quarter of 2017. Q4 GAAP EPS (Diluted) was based on 34.0 million weighted average diluted shares outstanding versus 33.1 million in the fourth quarter of 2017. GAAP EPS (Diluted) for the fiscal year was $1.29, compared to $0.22 in fiscal 2017. Q4 YTD GAAP EPS (Diluted) was based on 33.8 million weighted average diluted shares outstanding versus 32.4 million in fiscal 2017.

•
Non-GAAP EPS (Diluted) was $0.26 in the fourth quarter of 2018, compared to $0.32 in the fourth quarter of 2017. Non-GAAP EPS (Diluted) for the fiscal year was $0.77, compared to $0.69 in fiscal 2017. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses, restructuring costs, and releases of valuation allowances for deferred taxes.

•	The Company ended the year with $127.5 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 16% to 31.7 million at the end of the fourth quarter of 2018, compared to 27.3 million in the same period of 2017.

•
Total families grew to 18.3 million at the end of the fourth quarter of 2018, an increase of 18% over the same period of 2017, and total caregivers grew to 13.4 million at the end of the fourth quarter of 2018, an increase of 14% over the same period of 2017.

Financial Expectations

	Q1 2019 Guidance			Full Year 2019 Guidance

Revenue	$52.5	—	$52.8	$217.0	—	$221.0

Adjusted EBITDA	$3.7	—	$4.0	$33.0	—	$35.0

Non-GAAP EPS	~ $0.08			$0.73	—	$0.78

Figures in millions except for Non-GAAP EPS
Q1 Non-GAAP EPS based on approximately 40 million weighted average dilutive shares
FY'19 full year Non-GAAP EPS based on 41 million weighted average diluted shares

Future GAAP Net Income and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET today to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID# 13686404. The telephone replay will be available from 11:00 AM ET March 7, 2019 through 11:59 PM ET March 21, 2019. Additional investor information can be accessed at http://investors.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 18.3 million families and 13.4 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.7 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
*As of December 2018
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected results of Company investments and initiatives, anticipated revenue growth and margins, and the Company’s financial guidance for the first quarter of 2019 and full year 2019.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members and extending the length of time that paying members continue to pay for our services, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share (“EPS”). Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are appended to the end of this press release.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

We define adjusted EBITDA as income / (loss), which excludes the accretion of preferred stock dividends and issuance costs, as well as: federal, state and franchise taxes, other income (expense), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income / (loss), which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges and the release of a valuation allowance for deferred taxes due to projections of taxable income. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Contacts:

Investor Relations:
Staci Mortenson
ICR, Inc.
(781) 795-7244
investors@care.com

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	December 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$92,432	$86,728
Short-term investments	35,099	15,000
Accounts receivable (net of allowance of $100 and $102, respectively) (1)	4,663	5,171
Unbilled accounts receivable (2)	6,394	5,454
Prepaid expenses and other current assets	7,223	4,883
Total current assets	145,811	117,236
Property and equipment, net	3,423	3,651
Intangible assets, net	4,061	1,142
Goodwill	68,176	60,281
Other non-current assets	2,859	2,066
Deferred tax assets	43,737	—
Total assets	$268,067	$184,376

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$3,437	$1,873
Accrued expenses and other current liabilities (4)	20,463	17,086
Current contingent acquisition consideration	1,527	—
Deferred revenue (5)	20,176	18,626
Total current liabilities	45,603	37,585
Non-current contingent acquisition consideration	438	—
Deferred tax liabilities	—	1,292
Other non-current liabilities	6,806	5,779
Total liabilities	52,847	44,656

Series A Redeemable Convertible Preferred Stock, $0.001 par value; 46 shares designated; 46 shares issued and outstanding at December 29, 2018 and December 30, 2017; at aggregate liquidation and redemption value at December 29, 2018 and December 30, 2017	53,007	50,259
Stockholders' equity
Preferred Stock, $0.001 par value; 5,000 shares authorized at December 29, 2018 and December 30, 2017, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 32,057 and 30,390 shares issued and outstanding at December 29, 2018 and December 30, 2017, respectively	32	30
Additional paid-in capital	286,295	266,030
Accumulated deficit	(124,122)	(177,145)
Accumulated other comprehensive income	8	546
Total stockholders' equity	162,213	89,461

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$268,067	$184,376
(1) Includes accounts receivable due from related party of $421 and $307 at December 29, 2018 and December 30, 2017, respectively.
(2) Includes unbilled accounts receivable due from related party of $680 and $222 at December 29, 2018 and December 30, 2017, respectively.
(3) Includes accounts payable due to related party of $530 and $128 at December 29, 2018 and December 30, 2017, respectively.
(4) Includes accrued expenses and other current liabilities due to related party of $403 and $542 at December 29, 2018 and December 30, 2017, respectively.
(5) Includes deferred revenue associated with related party of $1 and $2 at December 29, 2018 and December 30, 2017, respectively.

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Revenue (1)	$49,809	$44,216	$192,260	$174,090
Cost of revenue	11,908	8,662	42,706	35,773
Operating expenses:
Selling and marketing (2)	11,291	12,107	60,488	66,906
Research and development	9,001	6,566	34,641	25,423
General and administrative	11,313	9,686	44,360	35,214
Depreciation and amortization	424	418	1,669	1,684
Restructuring charges	45	158	613	3,136
Total operating expenses	32,074	28,935	141,771	132,363
Operating income	5,827	6,619	7,783	5,954
Other income (expense), net	3	282	(165)	2,203
Income from continuing operations before income taxes	5,830	6,901	7,618	8,157
Benefit from income taxes	(42,680)	(1,003)	(45,272)	(2,506)
Net income	48,510	7,904	52,890	10,663
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(685)	(657)	(2,748)	(2,599)
Net income attributable to Series A Redeemable Convertible Preferred Stock	(6,542)	(992)	(6,983)	(1,120)
Net income attributable to common stockholders	$41,283	$6,255	$43,159	$6,944

Net income per share attributable to common stockholders (Basic)	$1.30	$0.21	$1.38	$0.23
Net income per share attributable to common stockholders (Dilutive)	$1.23	$0.19	$1.29	$0.22

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	31,853	30,189	31,198	29,680
Diluted	33,991	33,128	33,816	32,406
(1) Includes related party revenue of $992 and $573 for the three months ended December 29, 2018 and December 30, 2017, respectively. Includes related party revenue of $3,153 and $1,854 for the fiscal year ended December 29, 2018 and December 30, 2017, respectively.
(2) Includes related party expenses of $1,764 and $1,997 for the three months ended December 29, 2018 and December 30, 2017, respectively. Includes related party expenses of $10,329 and $13,472 for the fiscal year ended December 29, 2018 and December 30, 2017 respectively.

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Year Ended
	December 29, 2018	December 30, 2017
Cash flows from operating activities
Net income	$52,890	10,663
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	17,374	9,693
Depreciation and amortization	2,128	2,240
Deferred income taxes	(45,638)	(2,983)
Contingent consideration expense	58	—
Change in fair value of contingent consideration	337	—
Loss on impairment of intangible assets	142	—
Foreign currency remeasurement loss (gain)	976	(1,838)
Other non-cash operating expenses	—	489
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	477	(2,349)
Unbilled accounts receivable	(947)	95
Prepaid expenses and other current assets	(718)	(636)
Other non-current assets	(1,227)	—
Accounts payable	1,569	(638)
Accrued expenses and other current liabilities	1,354	3,031
Deferred revenue	1,718	2,531
Other non-current liabilities	2,274	1,751
Net cash provided by operating activities	32,767	22,049

Cash flows from investing activities
Purchases of property and equipment and software	(900)	(792)
Payments for acquisitions, net of cash acquired	(9,815)	—
Issuance of loan receivable	(175)	—
Payments for security deposits	—	(33)
Purchases of short-term investments	(35,099)	(15,000)
Sale of short-term investments	15,000	15,000
Net cash used in investing activities	(30,989)	(825)

Cash flows from financing activities
Proceeds from exercise of common stock options	5,584	3,906
Payments of contingent consideration previously established in purchase accounting	(354)	—
Net cash provided by financing activities	5,230	3,906

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(749)	420
Net increase in cash and cash equivalents and restricted cash	6,259	25,550
Cash and cash equivalents and restricted cash, beginning of the period	89,024	63,474
Cash and cash equivalents and restricted cash, end of the period	$95,283	$89,024
Cash and cash equivalents, end of period	92,432	86,728

Restricted cash [1]	2,851	2,296
Cash and cash equivalents and restricted cash, end of the period	$95,283	$89,024
1 Fiscal 2018, $1,456 and $1,395 of restricted cash was included in Prepaid expenses and other current assets and Other non-current assets on the Consolidated Balance Sheets, respectively.
Fiscal 2017, $537 and $1,759 of restricted cash was included in Prepaid expenses and other current assets and Other non-current assets on the Consolidated Balance Sheets, respectively.

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
	(unaudited)		(unaudited)

Net income	$48,510	$7,904	$52,890	$10,663

Federal, state and franchise taxes	(42,596)	(929)	(44,651)	(2,228)
Other expense (income), net	(3)	(282)	165	(2,203)
Depreciation and amortization	601	539	2,128	2,240
EBITDA	6,512	7,232	10,532	8,472

Stock-based compensation	4,393	3,107	17,374	9,693
Merger and acquisition related costs	1,572	171	2,834	407
Restructuring related costs	45	158	613	3,136
Litigation related costs	62	561	239	636
Software implementation costs	—	14	308	471
Severance related costs	—	166	67	487
Impairment of intangible assets	—	—	142	—
Non-recurring professional fees	120	—	120	—
Adjusted EBITDA	$12,704	$11,409	$32,229	$23,302

Add back for Non-GAAP Net Income

Federal, state and franchise taxes	(2,113)	929	(58)	2,228
Other expense, net	3	282	(165)	2,203
Depreciation and amortization	(601)	(539)	(2,128)	(2,240)
Non-GAAP net income	$9,993	$12,081	$29,878	$25,493

Non-GAAP net income per share:
Basic	$0.31	$0.40	$0.96	$0.86
Diluted	$0.26	$0.32	$0.77	$0.69

Weighted-average shares used to compute non-GAAP net income per share :
Basic	31,853	30,189	31,198	29,680
Diluted	39,039	37,915	38,864	37,192

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)
	Three Months Ended		Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
	(unaudited)		(unaudited)

Weighted-average shares used to compute net income per share:
Diluted	39,039	37,915	38,864	37,192

Net income per share (Diluted):
Net income per share attributable to common stockholders	$1.06	$0.16	$1.11	$0.19
Impact on net income per share of Series A related costs	0.19	0.04	0.25	0.10
Adjusted net income per share	$1.24	$0.21	$1.36	$0.29

Stock-based compensation	0.11	0.08	0.45	0.26
Merger and acquisition related costs	0.04	0.00	0.07	0.01
Restructuring related costs	0.00	0.00	0.02	0.08
Litigation related costs	0.00	0.01	0.01	0.02
Software implementation costs	—	0.00	0.01	0.01
Severance related costs	—	0.00	0.00	0.01
Impairment of intangible assets	—	—	0.00	—
Non-recurring professional fees	0.00	—	0.00	—
Reversal of valuation allowance	(1.15)	—	(1.15)	—
Non-GAAP net income per share - diluted	$0.26	$0.32	$0.77	$0.69

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	December 29, 2018	December 30, 2017
Total members	31,724	27,312
Total families	18,290	15,510
Total caregivers	13,434	11,802

Paying families - US Consumer Business	336	302

	Period Ended
	December 29, 2018	December 30, 2017
Monthly average revenue per paying family
US Consumer Business	$39	$40